UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2011 (August 19, 2011)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, P. Cody Phipps was elected by the Board of Directors to serve as the Registrant’s President and Chief Executive Officer. On August 19, 2011, Mr. Phipps entered into an Amended and Restated Executive Employment Agreement (the “Employment Agreement”) with the Registrant and was granted 100,000 restricted stock units pursuant to a Performance-Based Restricted Stock Unit Award Agreement (“RSU Award”), each of which is described below.

The Employment Agreement entered into with Mr. Phipps, which is effective as of May 11, 2011 and continues until terminated by either party as provided therein, is filed herewith as Exhibit No. 10.1. The Employment Agreement sets forth, among other things, Mr. Phipps’ compensation and benefits, including his current annual base salary of $750,000 and his severance benefits upon termination by the Registrant without “cause” or upon termination by Mr. Phipps for “good reason,” as each of those terms is defined in the Employment Agreement. The Employment Agreement provides that these severance benefits will be enhanced if any such termination occurs within two years after a change of control of the Registrant. The Employment Agreement supersedes and is generally consistent with the form of Executive Employment Agreement previously entered into with him by the Registrant, except that the severance benefits have been increased to align with those provided to the former Chief Executive Officer of the Registrant.

The RSU Award provides for the grant to Mr. Phipps of 100,000 restricted stock units (“Units”), each of which may be settled in one share of the Registrant’s Common Stock. Of these Units, 60,000 will be eligible to vest on June 30, 2016 if Mr. Phipps remains employed by the Registrant on that date, but will vest only to the extent that these Units have been earned based on the Registrant’s average annual growth rate in earnings per share during the applicable performance period from July 1, 2011 through June 30, 2016. 40,000 Units will be eligible to vest on December 31, 2015 if Mr. Phipps remains employed by the Registrant until that date, but will vest only to the extent that these Units have been earned based on the Registrant’s highest return on invested capital for any calendar year during the applicable performance period from January 1, 2012 through December 31, 2015. A copy of the Performance-Based Restricted Stock Unit Award Agreement is filed herewith as Exhibit No. 10.2.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement, dated August 19, 2011, between the Registrant and P. Cody Phipps.

10.2†	Performance-Based Restricted Stock Unit Award Agreement, dated August 19, 2011, between the Registrant and P. Cody Phipps.

†	Confidential treatment has been requested for a portion of this document. Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: August 25, 2011	/s/ Eric A. Blanchard
Senior Vice President, General Counsel and Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED AUGUST 25, 2011

Exhibit No.	Description	Method of Filing

10.1	Amended and Restated Executive Employment Agreement, dated August 19, 2011, between the Registrant and P. Cody Phipps.	Filed Herewith

10.2†	Performance-Based Restricted Stock Unit Award Agreement, dated August 19, 2011, between the Registrant and P. Cody Phipps.	Filed Herewith

†	Confidential treatment has been requested for a portion of this document. Confidential portions have been omitted and filed separately with the Securities and Exchange Commission.